              SOFTWARE DEVELOPMENT AND TECHNOLOGY LICENSE AGREEMENT

     AGREEMENT, made and entered into as of the 20th day of October 1998 (the "Effective Date"), by and between PANASONIC COMPUTER PERIPHERALS COMPANY, UNIT OF MATSUSHITA ELECTRIC CORPORATION OF AMERICA, a Delaware corporation which has its principal offices at One Panasonic Way, Secaucus, New Jersey 07094 ("PCPC"), and IMAGEWARE SOFTWARE, INC., a California corporation which has its principal offices at 15373 Innovation Drive, Suite 120, San Diego, California 92128 ("ImageWare").

     WHEREAS, PCPC is engaged in the marketing and distribution of a series of motion image printers; and

     WHEREAS, PCPC desires to have developed a software program that will take advantage of the capabilities of such motion image printers; and

     WHEREAS, ImageWare represents that it has the expertise to develop such a software program; and

     WHEREAS, ImageWare represents that it owns certain object layering technology useful in the development of such a software program; and

     WHEREAS, ImageWare desires to develop such a software program for, and license its object layering technology to, PCPC, upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein set forth, the parties hereby agree as follows:

1.   DEFINITIONS

The following capitalized terms, when used in this Agreement, shall have the meanings ascribed to them in this Section 1:

1.1 "Bundled Product" shall mean a Motion Printer combined with one copy of the Product in object code form and shipped with the Motion Printer in the same packaging.

1.2 "Intellectual Property" shall mean all intellectual property other than the Technology owned by ImageWare prior to the Effective Date or licensed to ImageWare by a third party, and used in the development of the Product.

1.3 "Motion Printer" shall mean the Panasonic motion image printer described in Exhibit A hereto.


[Confidential treatment requested for certain portions of this Exhibit]



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1.4  "Motion Printer DLL" shall mean a certain dynamic link library to be lent to ImageWare by PCPC pursuant hereto.

1.5 "Product" shall mean the software program to be developed by ImageWare pursuant to this Agreement in accordance with the Specifications, together with user manuals, other documentation and any other ancillary materials to be developed by ImageWare pursuant hereto.

1.6 "Specifications" shall mean the specifications for the Product set forth in Exhibit B hereto, together with any additional specifications or modifications to the specifications set forth in Exhibit B that may be agreed to in writing by the parties during the term of this Agreement.

1.7 "Technology" shall mean the object layering technology described and claimed in U.S. Patent No. 5,577,179.

1.8 Other capitalized terms shall have the meanings ascribed to them in the body of this Agreement.

2.   TERM AND TERMINATION

2.1 This Agreement shall have an Initial Term of three years, commencing with the Effective Date. Each contract year shall commence with the Effective date or the anniversary thereof. Provided that PCPC provides written notice to ImageWare at least 60 days before the expiration of the Initial Term of its desire to renew the Agreement, ImageWare shall negotiate in good faith with PCPC the terms for renewal of the Agreement for periods beyond the Initial Term. As long as such negotiations continue, the Agreement shall remain in effect upon the terms applicable to the third contract year, notwithstanding the expiration of the Initial Term.

2.2 PCPC may, at its sole option and election, TERMINATE this Agreement effective AS OF THE END OF ANY CONTRACT YEAR upon written notice to ImageWare, provided that PCPC shall have tendered to ImageWare the minimum Per-Copy Fee FOR THE SUBSEQUENT CONTRACT YEAR.

2.3 Either party may terminate this Agreement immediately upon written notice and without further obligation in the event of a material breach of this Agreement by the other party, which breach is not cured within 30 days after the nonbreaching party shall have given written notice of such breach.

3.   DEVELOPMENT.

3.1 ImageWare shall undertake and complete development of the Product in accordance with the Specifications set forth in Exhibit B hereto, as well as any other applicable Specifications.

3.2 PCPC shall lend to ImageWare all hardware reasonably required for testing the Product, including at minimum a printer, scanner and video capture card. ImageWare shall maintain

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     such hardware in the same condition in which it was furnished, normal wear and tear excepted, and shall return such hardware to PCPC upon Acceptance of the Product by PCPC, unless otherwise agreed upon by the parties based upon the need to have ImageWare perform additional support and testing of the Product. ImageWare shall maintain all-risk insurance insuring such hardware for its replacement value. PCPC shall retain all right, title and interest in such hardware, and ImageWare shall not encumber such hardware in any way nor make it available to any third party except for approved subcontractors.

3.3 ImageWare shall use all commercially reasonable efforts to complete the development of the Product within 60 days of the Effective Date. PCPC shall provide such support and assistance as may be reasonably required by ImageWare. Upon completion of the development of the Product, ImageWare shall deliver the Product to PCPC. In the event that ImageWare fails to develop and deliver the Product within such 60-day period, provided that PCPC has fulfilled all of its obligations hereunder, (a) the Development Fee, as defined below, shall be reduced by the amount of $5,000.00, up to a maximum of $40,000; (b) the Annual Fee, as defined below, shall be reduced by the amount of $1,250.00, up to a maximum of $10,000.00; and (c) the Per-Copy Fee, as defined below, shall be reduced by the amount of $1.00, up to a maximum of $7.50, for each week after the expiration of such 60-day period during which the Product has not been delivered. In the event that the Product has not been developed and delivered within 150 days of the Effective Date, PCPC may, at its sole option and election, terminate this Agreement without further obligation, in which case, ImageWare shall refund all monies paid by PCPC.

3.4 Upon ImageWare's delivery of the Product to PCPC, PCPC shall have a period of 30 days (the "Acceptance Period") to test the Product for conformity to the Specifications. In the event that the Product operates in conformity with the Specifications during the Acceptance Period, PCPC shall notify ImageWare in writing that Acceptance has occurred. In the event that the Product does not operate in conformity with the Specifications, PCPC shall so notify ImageWare in writing setting forth with reasonable specificity the nature of such nonconformity. In such event, ImageWare shall correct the nonconformity within 30 days of receipt of such notice, and shall deliver the corrected Product to PCPC, and the Acceptance Period shall recommence. In the event that the Product still fails to operate in conformity with the Specifications after the second Acceptance Period has run, PCPC may, at its sole option and election, (a) afford ImageWare additional opportunities to correct the nonconformity, to be followed by additional Acceptance Periods, subject to the procedure set forth in this paragraph, or (b) terminate this Agreement without further obligation, in which case, ImageWare shall refund all monies paid by PCPC.

4.   OWNERSHIP OF INTELLECTUAL PROPERTY.

4.1 Except for such rights as are expressly granted to PCPC in this Agreement, ImageWare shall retain all right, title and interest in the Technology and the Intellectual Property, including such elements and portions of the Technology or the Intellectual Property as may be incorporated into the Product, and this Agreement conveys no other right, title or interest in the Technology or the Intellectual Property.

4.2 PCPC shall provide to ImageWare hereunder the Motion Printer DLL for use in the development of, and for inclusion in, the Product. ImageWare agrees to treat the Motion Printer DLL as confidential in accordance with the provisions of Section 11 hereof; (b) to use the Motion Printer DLL only for the purposes set forth in this Agreement; and (c) not to reverse engineer, reverse compile or disassemble the Motion Printer DLL. Upon the expiration or termination of this Agreement, ImageWare shall return to PCPC or destroy all copies of the Motion Printer DLL then in its possession, including without limitation copies stored on computers and magnetic or optical media. Except for such rights as are expressly granted to ImageWare in this Agreement, PCPC or its licensor shall retain all right, title and interest in and to the Motion Printer DLL, and this Agreement conveys no other right, title or interest in the Motion Printer DLL.

4.3 The parties expressly recognize that additional intellectual or other property rights may be created in the performance of this Agreement. The parties expressly agree that all right, title and interest (including patent rights, copyrights, trade secret rights and any other rights throughout the world) in and to the Product and in and to any object code, source code, inventions, works of authorship, mask works, derivative or collective works and any ideas or information created, conceived or reduced to practice by ImageWare or PCPC relating to the Product in the course of performance of this Agreement (the "Work Product") shall belong to PCPC. The Work Product shall be deemed work made for hire pursuant to the copyright laws of the United States.

4.4 To the extent that PCPC does not obtain all right, title and interest in the Work Product pursuant to the foregoing paragraph, ImageWare agrees to assign, or cause its employees, agents and contractors to assign all such Work Product to PCPC and to execute all documents and perform all acts, or cause its employees, agents and contractors to execute all documents and perform all acts require to effectuate such assignment. ImageWare shall cooperate with PCPC to patent, copyright or otherwise protect the Work Product in the United States and elsewhere. PCPC shall bear the costs of applying for, prosecuting, securing and maintaining such protection. PCPC shall have the exclusive right to enforce and defend the intellectual property rights in the Work Product.

4.5 All applicable PCPC and ImageWare patent and copyright notices relating to the Product will be incorporated as part of the Product and displayed prominently when the application is initially started by a user.

5.   LICENSE OF THE TECHNOLOGY

5.1 ImageWare acknowledges that PCPC intends to engage in the following activities with respect to the Product:

     (a) combine copies of the Product, in object code form, with Motion Printers to create Bundled Products;
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     (b)  distribute Bundled Products to distributors, other resellers and end users;

     (c) distribute the Product, in object code form only, to distributors and resellers and permit such distributors and resellers to reproduce copies of the Product and combine such copies with Motion Printers supplied by PCPC for resale to resellers and end users;

     (d) distribute the Product, in object code form only, to end users and permit such end users to reproduce copies of the Product for use with Motion Printers purchased from PCPC;

     (e) use the Product for demonstration and internal business purposes and to support, maintain, modify, enhance, upgrade and update the Product;

     (f) reproduce copies of the Product to make possible or facilitate any of the activities described in this paragraph;

     (g) sublicense to affiliates of PCPC, any or all of the rights granted in this Section, provided that such affiliates shall agree to be bound by the terms of this Agreement.

5.2 ImageWare hereby grants to PCPC an exclusive license in the United States, its territories and Canada to use the Technology to the extent necessary for PCPC or its distributors, resellers, end users and sublicensees to perform any of the activities described in the preceding paragraph. ImageWare further agrees that it shall extend the foregoing license, without additional charge, to a list of additional territories substantially identical to the list of territories set forth in Exhibit C hereto, as soon as ImageWare shall have reasonably determined the appropriate territorial scope of its intellectual property protection for the Technology, but in no event more than 90 days from the latest date of execution of this Agreement unless the parties shall have agreed in writing to a later date. In the event that ImageWare has not provided written confirmation of the extension of such license within such 90-day period, such license shall be deemed to have been extended to the territories set forth in Exhibit C as of the date of expiration of such 90-day period. ImageWare further agrees that it shall not during the term of this Agreement make the Technology available to any third party for use in connection with products competitive with the Product. ImageWare further grants to PCPC a nonexclusive license everywhere in the world to use the Intellectual Property to the extent necessary for PCPC or its distributors, resellers, end users and sublicensees to perform any of the activities described in the preceding paragraph.

6.   PAYMENT AND PAYMENT SCHEDULE.

6.1 PCPC shall pay ImageWare for the development and other services performed hereunder and for the rights granted by ImageWare hereunder, as follows:

     (a) A Development Fee of [Confidential Treatment requested by ImageWare Systems, Inc.], payable in three installments, as follows:

          As of the Effective Date:         [Confidential Treatment requested
                                            by ImageWare Systems, Inc.]

          30 days after the Effective Date: [Confidential Treatment requested by ImageWare Systems, Inc.]

          30 days after Acceptance          [Confidential Treatment requested
                                            by ImageWare Systems, Inc.]

     (b) An Exclusivity Fee of [Confidential Treatment requested by ImageWare Systems, Inc.] per year, payable at the commencement of each contract year; the initial Exclusivity Fee payment shall be due upon Acceptance of the Product by PCPC.

     (c) A fee of [Confidential Treatment requested by ImageWare Systems, Inc.] Per-Copy Fee for each copy of the Product distributed by PCPC or reproduced by PCPC's distributors, resellers, end users or sublicensees with PCPC's permission. This Per-Copy Fee shall be subject to a minimum payment for each contract year, as follows:

          Contract year 1:            [Confidential Treatment requested
                                      by ImageWare Systems, Inc.]

          Contract year 2:            [Confidential Treatment requested
                                      by ImageWare Systems, Inc.]

          Contract year 3:            [Confidential Treatment requested
                                      by ImageWare Systems, Inc.]

          PCPC shall remit the accrued Per-Copy Fees at the end of each contract-year quarter. At the conclusion of each contract year, PCPC shall remit any remaining difference between the Per-Copy Fees remitted during such contract year and the minimum payment for such contract year.

     (d) Travel and living expenses of ImageWare's employees incurred in the performance of ImageWare's obligations under this Agreement. Such expenses shall be subject to PCPC's prior approval, and shall conform to PCPC's internal travel and living expense policies.

7.   SUPPORT.

During the first contract year, ImageWare shall provide up to 100 hours of programming and support services as requested in writing from time to time by PCPC. Upon any such request from PCPC, ImageWare shall promptly furnish PCPC with a written statement of the timetable for providing such services. Services in excess of 100 hours shall be billable at the rate of $110.00 per hour, except as otherwise agreed in writing by the parties. Any portion of the 100 hours not used during the first contract year will not be carried over to subsequent contract year.

8.   WARRANTIES AND REPRESENTATIONS

8.1 ImageWare warrants for a period of ninety (90) days following the first shipment of the Product to an end user that the Product will substantially conform to the Specifications. ImageWare will correct at its own expense any nonconformity that occurs during such ninety (90)-day period.

8.2 ImageWare warrants that the services performed hereunder will be performed in a professional and workmanlike manner in accordance with the highest industry standards.

8.3 Each party represents and warrants to the other that the execution, delivery and performance of this Agreement do not require the authorization or approval of any third party and do not violate any contract or other obligation of such party and that such party knows of no circumstances existing as of the Effective Date or the date on which it executes this Agreement that would prevent its performance of this Agreement.

9.   INDEMNIFICATION

9.1 Except to the extent set forth to the contrary in this Section 9, ImageWare agrees to indemnify and hold PCPC harmless against all claims that the Technology, the Intellectual Property and/or the Product infringes any patent, copyright, trade secret, mask work or any other property rights of third parties. ImageWare hereby represents that it has no knowledge of any such claim of infringement. ImageWare shall assume the defense of any suit, action, proceeding or objection based on any such claim of infringement brought against PCPC specifically relating to the Technology, the Intellectual Property and/or the Product, by counsel retained at ImageWare's own expense, and shall pay any damages assessed against or otherwise payable by PCPC in any such suit as a result of the final disposition of any such claim, suit, action, proceeding or objection, provided PCPC, upon receiving notice thereof, promptly notifies ImageWare of such claim or of the commencement of any such suit, action, proceeding or objection, or threats thereof, and ImageWare is afforded the opportunity, in its sole and absolute discretion, to determine the manner in which such claim, suit, action, proceeding or objection shall be handled or otherwise disposed of. PCPC shall give ImageWare the cooperation ImageWare requires, at ImageWare's sole cost and expense for all reasonable and direct costs and expenses incurred by PCPC, except for salaries of the employees of PCPC and fees and expenses of any counsel retained by PCPC in the defense of any such claim, suit, action, proceeding or objection.

9.2 Notwithstanding the foregoing, PCPC may be represented in any such suit by its own counsel at its own cost and expense; provided, however, that PCPC shall not consent to any judgment or decree in any such suit or pay or agree to pay any sum of money or agree to do any other act in compromise of any such claim of a third party without first obtaining ImageWare's consent thereto in writing.

9.3 In the event that the use or sale of the Technology, the Intellectual Property and/or the Product, or any part thereof, is preliminarily or permanently enjoined by reason of infringement of any third party patent, copyright, trade secret, mask work or other property right, ImageWare shall, at ImageWare's sole cost and expense, take any one of the following actions in ImageWare's sole and absolute discretion: (a) procure for PCPC the right to continue the use and/or sale of the Technology, the Intellectual Property and/or the Product; or (b) modify the Technology, the Intellectual Property and/or the Product so it becomes non-infringing; or (c) authorize PCPC to return the enjoined Technology, the Intellectual Property and/or the Product theretofore paid for by PCPC and agree to refund to PCPC the full price paid by PCPC hereunder and any reasonable and necessary direct transportation costs associated with such return.

9.4 Notwithstanding any other provision of this Agreement, the provisions of this Section 9 shall not apply to any designs, specifications or modifications originating with PCPC, whether or not accepted by ImageWare, or performed by PCPC without ImageWare's written approval, or to the combination of the Technology, the Intellectual Property and/or the Product with other products not supplied by ImageWare; but, rather, PCPC shall indemnify and hold ImageWare harmless and defend ImageWare against all claims that the same infringe any patent, copyright, trade secret, mask work or other property rights of third parties in accordance with the terms and provisions of this Section 9.

9.5 ImageWare's and PCPC's obligations set forth in this Section 9 shall survive the expiration or termination of this Agreement.

10.  LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOSS OF PROFIT, OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

11.  NONDISCLOSURE

11.1 Each party agrees to keep, and to cause it employees, agents and contractors to keep, any information that is disclosed to it hereunder by the other party, and which is designated in writing as confidential or which is or should in good faith be known by the other party to be confidential ("Confidential Information"), confidential, and to use such information only for the purposes described herein. The parties further agree that both the Motion Printer DLL and all information developed by ImageWare for PCPC hereunder (including without limitation the Work Product, but excluding the Technology and the Intellectual Property) shall be deemed to be the Confidential Information of PCPC without the requirement of a written designation. Each party shall take, and shall cause its employees, agents and contractors to take, all reasonable steps necessary to safeguard the confidentiality of such information from and against disclosures thereof. Neither party shall make, nor permit anyone to make, any copies of such information without the other party's prior written consent, and the other party shall return, and shall cause its employees to return, all copies of such information in its possession to the other party upon request therefor or upon any termination or cancellation of this Agreement. Nothing contained in this Agreement shall be construed as granting or conferring any rights on either party, by license or otherwise, with respect to any of such information. Each party's obligations under this paragraph shall survive indefinitely the termination of this Agreement or until such information is made public other than through the acts of either party.

11.2 The obligations of this Section 11 shall not apply to information that either party can demonstrate (a) is or has become readily available without restriction through no fault of that party or its employees or agents; (b) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information, (c) was rightfully in the possession of either party without restriction prior to its disclosure by the other party; or (d) was independently developed by employees or consultants of either party without access to Confidential Information of the other party.

12.  INDEPENDENT CONTRACTOR

The parties are, and shall at all times during the term of this Agreement be deemed to be, independent contractors, and nothing in this Agreement shall in any way be deemed or construed to constitute either party as an agent or employee of the other, nor shall either party have the right or authority to act for, incur, assume or create any obligation, responsibility or liability, express or implied, in the name of, or on behalf of, the other party, or to bind the other party in any manner whatsoever. The employees of one party shall be deemed to be the agents, servants and employees of that party only, and the other party shall incur no obligations or liabilities of any kind, nature or sort, express or implied, by virtue of, or with respect to, the conduct of such employees.

13.  ASSIGNMENT; MODIFICATION

13.1 Neither this Agreement, nor any of the rights or interests of either party hereunder, may be assigned, transferred or, by operation of law or otherwise, except upon the express prior written consent of the other party.

13.2 None of the terms of this Agreement can be waived or modified, except in writing signed by both parties. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all such rights.

14.  ENTIRE AGREEMENT

This Agreement sets forth the entire understanding, and hereby supersedes any and all prior agreements, oral or written, heretofore made, between the parties with respect to the subject matter of this Agreement, and there are no representations, warranties, covenants, agreements or understandings, oral or otherwise, express or implied, affecting this Agreement not expressly set forth herein.

15.  GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict-of-laws rules.

16.  SEVERABILITY

Both parties agree that the provisions of this Agreement are severable and should any of the provisions be finally held by a court of proper jurisdiction to be invalid, the remainder of this Agreement shall be in full force and effect.

17.  DISPUTE RESOLUTION

In the event of a dispute hereunder, the parties agree to use reasonable efforts to negotiate a resolution to such dispute for a period of 30 days, or such longer period as the parties may agree upon. If no resolution is agreed upon after 15 days of such negotiation, each party shall involve a senior executive of such party in the negotiation for the remainder of the 30-day or other agreed-upon period.


IN WITNESS WHEREOF, the parties have hereunto set their hands and seals.


IMAGEWARE SOFTWARE, INC.              PANASONIC COMPUTER PERIPHERALS
                                      COMPANY, UNIT OF MATSUSHITA
                                      ELECTRIC CORPORATION OF AMERICA


By: /s/ Jim Miller                    By: /s/ J.H. Cullen
   -------------------------------       -------------------------------
Name: Jim Miller                      Name: J.H. Cullen
     -----------------------------         -----------------------------
Title: President & CEO                Title: VP & GM
      ----------------------------          ----------------------------
Date: Oct. 20, 1998                   Date: 11-12-98
     -----------------------------         -----------------------------

                                                         ORIGINAL

SPECIFICATIONS FOR PANASONIC MIP PROGRAM.

This RFP is an adjunct to the current Swing Studio Program. Panasonic believes the current Swing Studio application contains the basic tools required for an MIP Studio System. The implementation of the GUI is/may not suited best considering our target user. Several usability features need to be improved. There are also other key features which need to be added. This RFQ includes current Swing Studio functionality, and requirements for an upgrade to that application.

APPLICATION SCOPE
It is our intent to eventually have three tiers of application scope. First is to fully develop the Swing Studio type application. Secondly we will create a distinct, idiot proof, path through the application. Third will be to strip it down to deliver a kiosk based system.

STUDIO SYSTEM TARGET USER:
Little or no Computer Experience.
Learning curve should be several hours

SYSTEM REQUIREMENTS:

Windows 98 or Windows NT Operating System
Minimum  RAM (TBD)
Pentium 266 MHz or better Higher
Possible Multiple VGA Display Support Under Windows 98 (Windows NT?)
     Display 1 is operator, Display 2 is Audience / Attract Screen
Consider GUI resolution, Kiosk have support for "NTSC grade monitor? Graphics development?
Highly Efficient Print Spooling / Buffer
"Smart" Multiple MIP Printer Support
Hide-able Tool Bar
Status Bar
Direct menu access any module screen
Floating Toolbars (if applicable)
Undo Function where applicable
Cursor change to "Busy" during any system processing

GUI DESIGN REQUIREMENTS:

GENERAL LOOK & FEEL
Two operation modes. Standard and step through card creation.
    Kiosk mode may be developed independently.
Textured Background Graphics (user changeable for each module)
User selectable button Fonts & some System Colors
Bright colors, fun fonts,
3D Buttons, animated/not animated
Auto Hi-Lite Selections
"Mouse-Over" Action descriptions.
Audible response to user input (could be theme oriented)
Customizable scrolling marquee - subtle attract loop during work in progress Basic application designed in 640x480. When running in 800x600 remainder of desktop becomes attract loop area.


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                                                         ORIGINAL

SPECIFIC USER INTERFACE REQUIREMENTS

Print UI displays slide based graphical representation of up to six frames which will be output to the MIP.
Card Editor should also support less than six frames (Still frame modes for 2 or 3 images.
Support for these graphic functions required:
Ability to easily load pre-designed "Template" frames and backgrounds
Key, Layer & Overlay, Move to front & back of imported sprites
Moveable sprites, Path Based Animation
Copy & Paste a sprite from one frame to another (keep relative position &
     display position coordinates in status bar) maintain exact size & position from one frame to another
Output Preview Function
Basic Image Painting tools
Rotateable & Resizable Text & sprite insertion
Additional
Simple Image Morphing Engine (IE Power Goo)
Label print option (adhesive label on back of card)
Key Function
Easily paste a face, captured from the scanner or video, into a cutout card.
     Luminance key is required, chroma key may be desirable in future. Editing Functions
When a card is "saved" and closed, the user should be able to re-open the card and have the ability to continue editing the objects on the card. Sprites, pictures and text must remain individual objects. Only output should be converted to bitmap.

STANDARD GUI SCREENS FOR OPERATOR MODE:

TEMPLATE SELECTION SCREEN

Similar to Swing Studio
Six to nine templates displayed
Selected Frame or background animates in left hand pane when selected.


NAME\DATE TEXT ENTRY SCREEN (DEPENDS ON EVENT OR ATTRACTION)

Text can be positioned in default location or moved by dragging. Cursor nudging should be supported.
Random text insertion, right click to select applied frames.
Supports all available fonts on system including symbols
"Jiggle" text supported (nudging between frames, "Simpsons Effect") Text for optional label printer would be entered here also.

VIDEO CAPTURE SCREEN

Video for Windows or WDM Driver model
Microsoft Direct Show Compliant or upgrade
Supports PCI, Parallel & USB camera technologies
Multiple video source selection.
Video Key Function
Input Selection (based on capture device)
Capture Frame Rate Selection
Step capture mode with audible cue (beep-beep-bong). Used for "X marks the spot" staged motion
Manual Image Selection will show up to 30 thumbnails of captured video.
     Operator selects frames by highlighting them with the mouse
Access to all VFW video adjustment controls
Real time display of image in preview mode, access to adjustment of, brightness. Contrast saturation,

SCANNING SCREEN

Preview\Pre-scan of 8.5x11" page.  Click & Drag multiple image selections
(up to 4) of image.
         Aspect ratio constraints may need to be applied for selection process. Automated scanning tool to resizes "selections" to constrained dimensions of the MIP Card Array of standard image scanning tools may include:
         Crop, Resize, Selection, Free-Rotate, Color saturation, Brightness, Contrast, Sharpen, Edge blur etc.
Support Current Twain, and new proposed twain I/F
Provide Scanner bin to hold recently imported images, which will be used to create a card

Thumnails with displayed filenames

ADJUSTEMENT/EDITING SCREENS
         For Video Capture
         For Scanning Function
         Position Adjustment for Foreground, Key Image, and Background Image Enhancement Screen(s) TBD Image ware recommendations

SPECIAL IMAGE EFFECTS

Place where appropriate within the application
Composite, Blend, Tone, Find Contour, Color reduction, Smooth/Sharpen, Merge, Morph, Brightness/Contrast, Gamma,

OUTPUT PREVIEW SCREEN

Supports Image Re-ordering
Multiple Copy Selection
Individual card "image" may be double clicked and edited with specified Windows
         Image editing program.
MIP Card Print Preview will simulate Lenticular lens effect.

DATABASE SCREEN
Simple Flat File text Boolean searchable database
Application will retain card images & text information
Database fields to be determined
Card creation timer (start to finish) may required
Other statistical information may need to be added to dataset
Database should be prugable
Images from MIP Card could be sold to customer on a floppy screen save, postcard, etc.

SYSTEM RELATED OPERATIONS

SYSTEM SETTINGS - OPERATOR SETUP SCREEN

Capture & Scanning setup
Video Board setup & Key color selection
Event Triggering setup
Multimedia selections
Background music (MIDI Files)
System Event Sounds Setup (Wav or Midi Files)
Module "Wallpaper" Background setup-preset or random changing
Printer Setup Selections
Restore System Default Settings

STANDARD WINDOWS HELP SYSTEM
Windows Balloon Help - Mouse-Over where applicable
Application Status Bar - Button Function or User action hint/recommendation User can toggle on or off
Multimedia Training Tutorial Module

IMAGE ENHANCEMENT:
Edge Smoothing
Compositing
Luminance Key
Chroma Key
Adaptive Key (Image Ware Propriety)

GENERAL PURPOSE INTERFACE - INPUT OUTPUT CONTROL
Lighting During Capture (Relay closure for Kiosk)
Attraction Look GPI (Relay closure(s) for Kiosk)
VCR MCI Control (Studio System)
Camera Zoom (Studio System - Low Priority)
Coin acceptor mechanism input interface (Kiosk Only)
We expect ImageWare recommendation for GPI interface card selection.

OTHER EXTERNAL CONTROL
Modem Callout for Supply replenishment
Joystick support (for Kiosk, possibly Studio System also)
Other Kiosk input support (Kiosk Buttons could be GPI or L & R Mouse clicks??) Support For label printer (for back of card or customer information, mailing label, custom message, etc.)
Should support Seiko label printer or standard windows printer.

SCANNER CONTROL (STUDIO SYSTEM)
Twain Compliant
Full page scan preview
Selection tool for auto save and auto resize of scanned image for MIP card

                                [LETTERHEAD]

               PROPOSAL FOR PANASONIC COMPUTER PERIPHERAL COMPANY

                      SWING STUDIO MIP SOFTWARE APPLICATION

                                 SCOPE OF WORK

As defined in following outline from T. Meyerhoff. This proposal is for the first and second phase of the "three tiers" of application scope. That is to fully develop the Swing Studio application that contains the basic tools required for a MIP Studio System and create a distinct, "idiot proof", path through the application. The third phase for a kiosk based system will best be finalized after the initial phases are completed and user feedback is considered. Also there are a number of additional issues to consider such as coin mechanisms, I/O control, etc. We believe that we will be very well positioned to carry out this task, but it is our understanding that the manned applications are of priority.

In order to quote the timeframe required, we must take exception to a few items on the list. The following will not be part of the developed product, but could be added a later time:

1.  No Morphing capability
2.  Limited Sprite support
3.  Twain scanning only
4.  No modem call-out for supply replenishment
5.  No kiosk or Studio System components
6. We require additional details to understand how a "MIP Card Print Preview will simulate Lenticular lens effect" feature
7.  Win 95 or NT version 4.0

                                  [LETTERHEAD]

EXHIBIT C

IMAGEWARE SOFTWARE, INC.

Patent Number 5,577,179

Title:  Image Editing System

Status:
Issued -  United States
Pending - Japan

Application in Process:  Western Europe
                         Canada
                         New Zealand
                         Australia